Series No. of Contract

Technology Development (Entrust) Contract

Project Name:	The Crosscut Machine Controlling System Development

Consigner (Party A):	Xi’an Amorphous Alloy Zhongxi Transformer Co., Ltd.

Consignee(Party B):	Xi’an Northwest Industry University Gaoshang Science& Technology Co., Ltd.

Date of Signing:	April 14, 2005

Venue of Signing:	Xi’an

Printed by Science and Technology Department of PRC

Technology Development (Entrust) Contract

Consigner (Party A): Xi’an Amorphous Alloy Zhongxi Transformer Co., Ltd.
Location: Ya Sen Industry Centre, No.15 Gaoxin 6th Road, Hi-tech Industries Development Zone, Xi’an, China
Legal Representative:
Contact Person of the Project: Wang Guoqiang
Contact Method: 13991217641
Mail Address: No. 125 branch of Xi’an No. 72 mail box
Telephone: (029)88310282   Fax: (029)88312081
E-mail box: xafjkj@xafjkj.com

Consignee (Party B): Xi’an Northwest Industry University Gaoshang Science& Technology Co., Ltd.
Location: No.127 Youyi West Road, Xi’an, China
Legal Representative:
Contact Person of the Project: Yang Xudong
Contact Method: 13088973677
Mail Address: No.127 Youyi West Road, Xi’an, China
Telephone: (029)88493964   Fax:
E-mail box: yxd2117@sina.com

Regarding Party A entrust Party B to research and develop “The Crosscut Machine Controlling System Development” project, and Party A shall pay the R&D expenditure and payment, Party B shall accept the entrustment and engage the R&D work. After Party A and Party B agreed through friendly negotiation and fully expressed their will, based on the terms of “The Contract Regulations of PRC”, Party A and Party B made this agreement as follows:

Article 1 The requirement for the R&D work of this project is as follows: 1. Technology objective: Make the crosscut machine working smoothly complied with the requirement for the procedure of action and function

2. Content of Technology: Party B shall re-work out the controlling program in order to complete the requirement for the equipment, based on the requirement which Party A shall provide the procedure of action and function for the crosscut machine.

3 Method and route of technology: Analyzed detailed for the existing controlling system and understood the principle of working, draw out the principle of electricity, the flat computer which is controlling the system shall be instead of the touch screen.

Article 2 Party B shall hand over the R&D plan to Party A, after the effective of this Contract and received Party A’s prepaid within 7 days.

The following major contents need to be included in the R&D plan:

1. The program for controlling system
2. The progress of R&D

Article 3 Party B shall complete the R&D work complied with the following schedule.
1.After the effective of this contract, upon Party A paid the prepaid within 90 days, Party B shall complete the compile of controlling program and adjustment, meeting Party A’s requirement for the technology of equipment, which is the technology objective.

Article 4 The technology document and cooperative item which Party A need to provide is as follows:
1.The technology document lists: The technology requirement, procedure of action and function requirement for the crosscut machine

2. Date and method of providing: Party A shall hand over the above documents in written form before April 25, 2005.

3.Other cooperative items:

After implementation of this contract, the above technology documents need to be handled as following method: Party B shall return them to Party A, any related information shall not be disclosed to the third party.

Article 5 Party A shall pay the R&D expenditure and payment according to the following method
1. Total amount of the R&D expenditure and payment: RMB500,000

2. Party A shall pay the R&D expenditure and payment by installment ( one time, installment or by deducting a percentage) to Party B. The detailed payment method and date is as follows:

a.	Upon the effective of this contract, the prepaid for RMB10,000 shall be paid by Party A.

b.	The remaining payment shall be settled down after the equipment is examined.

The name of opening bank, address and account No. for Party B:

The name of opening bank: Xi’an Chengnan Branch of Industry Bank
The address: No.127 Youyi West Road, Xi’an, China
Account No.:3700024809024901361

Article 6 Party B shall not transfer the partial or full R&D work to the third party without Party A’s permission.

Article 7 The confidentiality which Party A and Party B need to obey as performing this contract is as follows:

The technology program, technique index and requirements which Party A and Party B consulted cannot be disclosed to the third Party. The confidentiality period is 2 years.

Article 8 Party B shall hand over the achievements of R&D to Party A as the following method.

1. The method and quantity for handing over the achievements of R&D: The circuit Diagram of electric controlling and the controlling software need have 2 electronic copies for each one.
2. Date and venue for handing over the achievements of R&D: After testing the equipment, it has been handed over to Xi’an Amorphous Alloy Zhongxi Transformer Co., Ltd.

Article 9 Party A and Party B agreed that Party A shall check before acceptance for Party B’s completed R&D achievements based on the following standard, it shall comply with the requirement of function for the crosscut machine.

Article 10 Party A and Party B agreed that Party A shall own the achievements of R&D and related intellectual property right as performing this contract. Any R&D items which are the technology update and improvement based on the basic technology shall not be disclosed and transferred to the third Party without the permission of Party A.

Article 11 Party B shall not transfer the achievements of R&D to the third Party by itself before handing over them to Party A.

Article 12 The R&D person who complete the project are entitled to note their name in related technology achievement documents, and are entitled to obtain the certificate of honor and rewards.

Article 13 Party B purchased the related equipment, material and document which are related with the R&D work by using the R&D expenditure shall own by the two Parties.

Article 14 Party A and Party B agreed that Party A shall appoint Wang Guoqiang as it’s contact person, Party B shall appoint Yang Xudong as it’s contact person. The contact person of the project shall be liable for the following duties.

1.Coordinate the R&D work related this project;
2.Check the progress of R&D;
3.Consulte the issues which cannot be covered.

Any Party shall note the other Party in written form in a timely manner if the contact person need to be changed. If any Party failed to note the other Party as result in the performance of this contract or any damages shall be responsible for the duties.

Party B shall be liable for the maintenance and eliminate the technology problems in free of charge after this project has been handed over within 2 years, if any equipment damages due to Party A’s inappropriate use, Party B shall provide the technology support, but the maintenance fees shall be bored by Party A.

The responsibilities for violating this contract
1. If Party A violates this contract shall pay the damages to Party B, the fines for damages shall be 100% of the contract value.
2. If Party B violates this contract shall pay the damages to Party A, the fines for damages shall be 100% of the contract value.

Article 15 Party A and Party B agreed that if any following condition occur so as to the performance of this contract is unnecessary or impossible, the Party may note another Party to terminate this contract.

1.Force majour or technology crisis occur;
2.Terminate the performance of this project due to special reason;
3.Any vital technology change.

Article 16 Any dispute arising in performing this contract, the two parties cannot settle this disputes through consultation or mediation, they are entitled to litigate to the People’s Court which have the jurisdiction.

Article 17 This contract has 6 originals, it has the same legal

Article 18 This contract shall be effective after signed and sealed by Party A and Party B.

Party A (seal) :
Legal Representative/Entrust Deputy(Signature) :
April 14, 2005

Party B (seal) :
Legal Representative/Entrust Deputy(Signature) :
April 14, 2005